UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2012

LL&E ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas	1-8518	76-6007940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
James E. Barlett, Trustee
5082 East Hampden Avenue, Suite 148
Denver, Colorado 80222
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (303) 789-5959

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

KPMG LLP (“KPMG”) was previously the principal accountants for LL&E Royalty Trust (the “Trust”).  On July 19, 2012, that firm was dismissed as the principal accountants of the Trust.  James E. Barlett, the trustee (“Trustee”), approved the dismissal.

During the Trust’s two most recent fiscal years and through July 19, 2012, there were no: (i) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) reportable events.

Financial statements of the Trust as of and for the year ended December 31, 2011 or for any subsequent period thereafter have not been filed with the Securities and Exchange Commission.

The audit report of KPMG on the financial statements of LL&E Royalty Trust as of and for the year ended December 31, 2010, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

KPMG’s report on the financial statements of the Trust as of and for the year ended December 31, 2010, during which time The Bank of New York Mellon Trust Company, N.A. served as the trustee, contained a separate paragraph stating that “As discussed in Note 1 to the financial statements, net revenues in 2007 and 2006 fell below the Termination Threshold prescribed by the Trust Agreement, resulting in the contractual termination of the Trust effective after December 31, 2007. In 2008, the Trustee began procedures to liquidate the Trust’s assets. Accordingly, there exists substantial doubt about the Trust’s ability to continue as a going concern. The Trustee expects that it will be required to borrow money in accordance with the Trust Agreement to fund future Trust expenses. However, no assurance can be given that the Trustee will be able to borrow money on terms the Trustee considers reasonable or at all. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

On July 19, 2012, the Trustee approved the Trust's engagement of UHY LLP (“UHY”) as principal accountants for the Trust.

During the two most recent fiscal years and through July 19, 2012, neither the Trust nor anyone on its behalf consulted UHY regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Trust's financial statements, or (iii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(v) of Regulation S-K (there being none).

A letter from KPMG is attached hereto as Exhibit 16.1.

Item 7.01  Regulation FD Disclosure.

On July 25, 2012, the Trust issued a press release concerning recent developments and action taken by the Trustee.  A copy of the press release is attached hereto as Exhibit 99.1.

By filing this Current Report on Form 8-K and furnishing this information, the Trust makes no admission as to the materiality of the information included in the press release referenced above.  The information included in Exhibit 99.1 attached hereto is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the registrant specifically incorporates them by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. In addition, the Trust undertakes no duty or obligation to publicly update or revise the information included in this Item or Exhibit.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from KPMG, dated July 25, 2012
99.1	Press Release of the Trust dated July 25, 2012 (solely furnished and not filed for purposes of Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LL&E Royalty Trust

Date: July 25, 2012	By:	/s/ James E. Barlett
James E. Barlett
Trustee